Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly,the correct answers are as follows...



						A Class	C Class	H Class	Institutional	Y Class

72. DD)
Commodities Strategy Fund			181	124	552	n/a	n/a
Long/Short Commodities Strategy Fund		5,635	1,800	10,993	1,639	1
Managed Futures Strategy Fund			n/a	n/a	n/a	n/a	n/a
Multi-Hedge Strategies Fund			175	97	465	4	n/a
72. EE)
Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a
Long/Short Commodities Strategy Fund		n/a	n/a	n/a	n/a	n/a
Managed Futures Strategy Fund			n/a	n/a	n/a	n/a	n/a
Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
73. A)
Commodities Strategy Fund			0.5273	0.5273	0.5273	n/a	n/a
Long/Short Commodities Strategy Fund		1.3245	1.3245	1.3245	1.3245	1.3245
Managed Futures Strategy Fund			n/a	n/a	n/a	n/a	n/a
Multi-Hedge Strategies Fund			0.1647	0.1647	0.1647	0.1647	n/a
73. B)
Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a
Long/Short Commodities Strategy 		Fund	n/a	n/a	n/a	n/a	n/a
Managed Futures Strategy Fund			n/a	n/a	n/a	n/a	n/a
Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
74.U)
Commodities Strategy Fund			323	232	926	n/a	n/a
Long/Short Commodities Strategy 		Fund	4,310	1,379	8,864	1,225	1
Managed Futures Strategy Fund			30,629	4,186	44,265	4,221	16,809
Multi-Hedge Strategies Fund			1,118	629	2,976	36	n/a
74. V)
Commodities Strategy Fund			$16.18 	$15.34 	$16.18 	$n/a	$n/a
Long/Short Commodities Strategy Fund		$24.04 	$23.55 	$24.04 	$24.14 	$24.17
Managed Futures Strategy Fund			$23.95 	$23.09 	$23.95 	$24.06 	$24.07
Multi-Hedge Strategies Fund			$22.21 	$21.17 	$22.23 	$22.32 	$n/a